EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-121277 and Form S-8 No. 333-10225) pertaining to the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan of our report dated June 23, 2005, with respect to the financial statements and schedule of the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 23, 2005

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